Exhibit 31.2

CERTIFICATION

I, Michael Stanton, certify that:

1.     I have reviewed this annual report on Form 10-K of Diligent Corporation; and

2.     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 12, 2016

/s/ Michael Stanton
Michael Stanton Chief Financial Officer (Principal Financial Officer)